EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

Dated as of May 1, 2007

Between

GSC INVESTMENT FUNDING II LLC

as Buyer

and

GSC INVESTMENT CORP.

as Seller

Section 9.14	Taxes.	18
Section 9.15	Indemnities by Seller	18
Section 9.16	No Petition.	20

Schedule I	Schedule of Collateral Debt Obligations
Schedule II	Tradenames, Fictitious Names and “Doing Business As” Names

Exhibit A	Form of Assignment

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, dated as of May 1, 2007 by and between GSC INVESTMENT CORP., a Maryland corporation, as seller (the “Seller”), and GSC INVESTMENT FUNDING II LLC, a Delaware limited liability company, as buyer (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain securities and loans originated or purchased by the Seller in its normal course of business, together with, among other things, the related rights of payment thereunder and the interest of the Seller in the related property and other interests securing the payments to be made under such securities and loans.

NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

ARTICLE I
GENERAL

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement (as defined hereunder) are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings, mutatis mutandis, given to such terms in the Credit Agreement (as defined hereunder).

“Agreement” means this Purchase and Sale Agreement, as the same shall be amended, supplemented, restated or modified from time to time.

“Buyer” is defined in preamble.

“Credit Agreement” means that certain Credit Agreement, dated as of May 1, 2007, by and among the Buyer, as borrower thereunder, GSCP (NJ), L.P., as Servicer, GSC Investment Corp., as Performance Guarantor, the “Lenders” and “Managing Agents” from time to time party thereto and Deutsche Bank AG, New York Branch as administrative agent, as the same may be amended, supplemented, restated or modified from time to time.

“Eligible Collateral Debt Obligation” means on any date of determination, an Originator Collateral Debt Obligation which satisfies the requirements of a “Collateral Debt Obligation” as defined in the Credit Agreement.

“Ineligible Collateral Debt Obligation” is defined in Section 6.1.

“Originator Collateral Debt Obligation” means any security or loan offered for sale by the Originator to the Buyer pursuant to this Agreement.

“Purchase” means any transfer made hereunder pursuant to Section 2.1.

“Purchase Date” means the date of this Agreement.

“Purchase Price” is defined in Section 3.1.

“Purchased Collateral Debt Obligation” means any security or loan sold or purported to be sold by the Originator to the Buyer pursuant to this Agreement.

“Repurchase Price” means, for any Ineligible Collateral Debt Obligation repurchased by the Seller pursuant to Section 6.1, an amount equal to (x) the original Purchase Price in respect of such Originator Collateral Debt Obligation plus (y) all accrued and unpaid interest on such Originator Collateral Debt Obligation minus (z) all Collections received by the Buyer (or its assigns) in respect of such Originator Collateral Debt Obligation.

“Sale Documents: is defined in Section 4.1(c).

“Schedule of Collateral Debt Obligations” is defined in Section 2.1(b).

“Seller” is defined in the preamble.

“Substitute Collateral Debt Obligation” means any Eligible Collateral Debt Obligation which is substituted for an Ineligible Collateral Debt Obligation pursuant to Section 6.1, which satisfies each of the following conditions: (a) the aggregate Outstanding Principal Balance of such Eligible Collateral Debt Obligation shall be equal to or greater than the Outstanding Principal Balance of the Originator Collateral Debt Obligation to be replaced; (b) all representations and warranties of the Seller contained in Section 4.1 shall be true and correct as of the Substitution Date of any such Substitute Collateral Debt Obligation and (c) the substitution of any Substitute Collateral Debt Obligation does not cause an Amortization Event, Default or Event of Default to occur under the Credit Agreement.

“Substitution Date” means any date on which the Seller transfers a Substitute Collateral Debt Obligation to the Buyer.

Section 1.2 Other Definitional Provisions.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Sale Document shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Credit Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

ARTICLE II
SALE AND CONVEYANCE

Section 2.1 Sale.

(a)  On the Purchase Date, the Seller will sell, transfer, assign and set over and otherwise convey to the Buyer and the Buyer will purchase from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired:

(i)  the Originator Collateral Debt Obligations identified on the applicable Schedule of Collateral Debt Obligations delivered by the Seller to the Buyer at least one (1) Business Day before the requested Purchase Date, together with all monies due or to become due in payment of such Originator Collateral Debt Obligations on and after such Purchase Date;

(ii)  the Related Property securing such Originator Collateral Debt Obligations, including all Proceeds from any sale or other disposition of such Related Property;

(iii)  the Collateral Debt Obligation Documents related to such Originator Collateral Debt Obligations;

(iv)  all Collections and all other payments made or to be made in the future with respect to such Originator Collateral Debt Obligations or by the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Originator Collateral Debt Obligations; and

(v)  all income and Proceeds of the foregoing.

(b)  The Seller further agrees to deliver to the Buyer a computer file or microfiche list containing a true and complete list of all Originator Collateral Debt Obligations, identified by account number and Outstanding Obligation Balance as of the Purchase Date (as supplemented or modified from time to time in accordance with the provisions hereof, the “Schedule of Collateral Debt Obligations”). Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

(c)  In connection with the sale of the Originator Collateral Debt Obligations, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files, on or prior to the Purchase Date, that such Originator Collateral Debt Obligations have been sold to the Buyer pursuant to this Agreement.

(d)  It is the intention of the parties hereto that the conveyance of the Originator Collateral Debt Obligations by the Seller to the Buyer as provided in this Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Originator Collateral Debt Obligations by the Seller to the Buyer. Furthermore, it is not intended that such conveyance be deemed a pledge of the Originator Collateral Debt Obligations by the Seller to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined, for any reason, not to be an absolute sale, then the parties intend that this Agreement shall be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of the Seller’s right, title and interest in and to the property enumerated in clause (a) above, now existing and hereafter created, in an amount equal to the aggregate Purchase Price and each of the Seller’s other payment obligations under this Agreement.

Section 2.2 Assignments, Etc.

(a)  The Seller shall, on or prior to the Purchase Date with respect to the Originator Collateral Debt Obligations, execute and deliver to the Buyer a written assignment from Seller to the Buyer substantially in the form of Exhibit A hereto. From and after the Purchase Date, such Originator Collateral Debt Obligations and related interests and property shall be deemed to be part of the Purchased Collateral Debt Obligations hereunder.

(b)  Covenants of the Seller In Connection With Additions. As of the Purchase Date with respect to any Originator Collateral Debt Obligations to be acquired by the Buyer, the Seller shall:

(i)  be deemed to represent and warrant as follows: (A) each such Originator Collateral Debt Obligation was, as of the Purchase Date, an Eligible Collateral Debt Obligation, (B) no selection procedures believed by the Seller to be adverse to the interest of the Buyer were utilized in selecting such Originator Collateral Debt Obligations from the available securities and loans in the Seller’s portfolio and (C) as of the Purchase Date, (x) no Insolvency Event with respect to the Seller has occurred, and (y) the sale of such Originator Collateral Debt Obligations to the Buyer has not been made in contemplation of the occurrence of any Insolvency Event with respect to the Seller; and

(ii)  ensure that all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Originator Collateral Debt Obligations have been duly filed.

ARTICLE III
PURCHASE PRICE AND PAYMENT; MONTHLY REPORT

Section 3.1 Purchase Price.

The purchase price for each Originator Collateral Debt Obligation sold to the Buyer by the Seller under this Agreement (the “Purchase Price”) shall be the fair market value thereof as determined by the Buyer and Seller, which may be the Seller’s acquisition cost (if recently acquired) and shall be determined and fixed prior to such purchase.

Section 3.2 Payment of Purchase Price.

(a)  The Purchase Price shall be paid by the Buyer on the Purchase Date in cash in an amount of $25,271,118.58, and by means of a capital contribution by the Seller to the Buyer for the remainder of the Purchase Price.

(b)  All cash payments in respect of the Purchase Price of any Originator Collateral Debt Obligation sold hereunder shall be made not later than 3:30 p.m. (New York City time) on the date specified therefor in lawful money of the United States in same day funds by depositing such amounts in the bank account designated in writing by the Seller to the Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller’s Representations and Warranties.

The Seller hereby represents and warrants to the Buyer, as of the Purchase Date and each Substitution Date, that:

(a)  Organization and Good Standing. The Seller is a Maryland corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

(b)  Due Qualification. The Seller is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Buyer. The Seller is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have a Material Adverse Effect on its ability to perform hereunder or under any other Sale Document.

(c)  Due Authorization. The execution and delivery of and performance under this Agreement and each other document or instrument to be delivered by the Seller hereunder or in connection herewith (collectively, the “Sale Documents”), and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary action on the part of the Seller.

(d)  No Conflict. The execution and delivery of this Agreement and each of the Sale Documents, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Seller’s bylaws or any material Contractual Obligation of the Seller.

(e)  No Violation. The execution and delivery of this Agreement and each of the Sale Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate any Applicable Law in a manner that could reasonably be expected to have a Material Adverse Effect.

(f)  No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Sale Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Sale Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)  All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Seller of this Agreement and the Sale Documents have been obtained.

(h)  Reports Accurate. No report, information, exhibit, financial statement, document, book, record or report, whether written, verbal or electronic, furnished by the Seller to the Buyer in connection with this Agreement is or was inaccurate in any material respect as of the date it is or was dated or as of the date so furnished.

(i)  Solvency. The transactions contemplated under this Agreement and each Sale Document do not and will not render the Seller not Solvent.

(j)  Selection Procedures. No procedures believed by the Seller to be materially adverse to the interests of the Buyer were utilized by the Seller in identifying and/or selecting the Originator Collateral Debt Obligations to be sold, assigned, transferred, set-over and otherwise conveyed hereunder.

(k)  Taxes. The Seller has filed or caused to be filed all Tax returns required to be filed by it. The Seller has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no Tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l)  Agreements Enforceable. This Agreement and each Sale Document constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(m)  No Liens. Each Originator Collateral Debt Obligation is, immediately prior to the sale hereunder to the Buyer, owned by the Seller free and clear of any Liens and upon the sale, transfer or assignment hereunder, the Buyer shall acquire absolute title to and valid ownership of each such Originator Collateral Debt Obligation, free and clear of any Lien (other than Permitted Liens) and no effective financing statement or other instrument similar in effect covering any

Originator Collateral Debt Obligation shall at any time be on file in any recording office except such as may be filed in favor of the Buyer (or the Administrative Agent, as Buyer’s assignee) in accordance with the terms of this Agreement or the Credit Agreement.

(n)  Security Interest. As described in Section 2.1(d) hereof, it is the intention of the parties hereto that the conveyance of the Originator Collateral Debt Obligations by the Seller to the Buyer be, and be construed as an absolute sale without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale, the Seller grants a security interest (as defined in the UCC) to the Buyer in the property enumerated in Section 2.1(a), which is enforceable in accordance with the UCC upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Buyer as purchaser/secured party and the Seller as seller/debtor, the Buyer shall have a first priority perfected security interest in such property. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Buyer in such property have been made.

(o)  Location of Offices. The Seller’s principal place of business and chief executive office and the office where the Seller keeps all the Records is located at the address of the Seller referred to in Schedule II hereto (or at such other locations as to which the notice and other requirements specified in Section 5.1(g) shall have been satisfied).

(p)  Other Names. The legal name of the Seller is as set forth in this Agreement and within the preceding five years the Seller has not used, and the Seller currently does not use, any tradenames other than those set forth on Schedule II hereto.

(q)  Value Given. The Purchase Price received by the Seller for each Purchased Collateral Debt Obligation under this Agreement constitutes reasonably equivalent value therefor and the transfer by the Seller thereof to the Buyer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(r)  Accounting. The Seller will account for the transfers by it to the Buyer of interests in Purchased Collateral Debt Obligations under this Agreement as sales of such Purchased Collateral Debt Obligations in its books, records and financial statements (although the financial statements of the Seller and Buyer may be consolidated), in each case consistent with GAAP.

(s)  Separate Entity. The Seller is operated as an entity with assets and liabilities distinct from those of the Buyer and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent and the Secured Party under the Credit Agreement are entering into the transactions contemplated by the Credit Agreement in reliance upon the Seller’s identity as a separate legal entity from the Buyer and from each such Affiliate of the Buyer.

(t)  ERISA. The Seller is in compliance in all material respects with all applicable provisions of ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

(u)  Investment Company Act. (i) The Seller is registered as a “business development company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”); and

(ii)  The business and other activities of the Seller do not now and will not at any time result in any violations, with respect to the Seller, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.

(v)  Government Regulations. The Seller is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No portion of the proceeds of the sale of Original Collateral Debt Obligations hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. The Seller will not take or permit to be taken any action that might cause any Sale Document to violate any regulation of the Federal Reserve Board.

(w)  Eligibility of Originator Collateral Debt Obligations. As of the Purchase Date and any Substitution Date, the Schedule of Collateral Debt Obligations delivered on such date is a complete and accurate listing in all material respects of all the Originator Collateral Debt Obligations transferred hereunder as of such date, and the information contained therein with respect to the identity of such Originator Collateral Debt Obligations and the amounts owing thereunder is true and correct in all material respects as of such date. All Originator Collateral Debt Obligations transferred to the Buyer as of the Purchase Date and all Substitute Collateral Debt Obligations transferred to the Buyer as of any Substitution date will satisfy the requirements set forth in the definition of “Eligible Collateral Debt Obligation”, in each case as of the relevant date of transfer.

The representations and warranties set forth in this Section 4.1 shall survive the sale, transfer and assignment of the Originator Collateral Debt Obligations to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

Section 4.2 Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Seller, as of the Purchase Date, that:

(a)  Organization and Good Standing. The Buyer is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

(b)  Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which the nature of its business requires it to be so qualified.

(c)  Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Buyer by all necessary action on the part of the Buyer.

(d)  No Conflict. The execution and delivery of this Agreement, the performance by the Buyer of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Buyer’s limited liability company agreement.

(e)  No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any requirements of laws applicable to the Buyer.

(f)  No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined which would, if adversely determined, materially and adversely affect the performance by the Buyer of its obligations under this Agreement.

ARTICLE V
COVENANTS

Section 5.1 Seller Covenants.

The Seller hereby covenants that:

(a)  Compliance with Laws. The Seller will comply with all Applicable Laws with respect to it, its business, and properties and all Originator Collateral Debt Obligations and the Related Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  Preservation of Corporate Existence. The Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect on its ability to perform its obligations hereunder or under the Sale Documents.

(c)  Security Interests. Except as contemplated in this Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Purchased Collateral Debt Obligation. The Seller will promptly notify the Buyer of the existence of any Lien on any Purchased Collateral Debt Obligation and the Seller shall defend the right, title and interest of the Buyer and its assignees in, to and under the

Purchased Collateral Debt Obligations, against all claims of third parties, provided, however, that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any Purchased Collateral Debt Obligation.

(d)  Delivery of Collections. Consistent with the Buyer’s ownership of the Purchased Collateral Debt Obligations, in the event the Seller shall receive any Collections in respect of any Purchased Collateral Debt Obligations, the Seller agrees to promptly pay to the Buyer, or an account designated by the Buyer, (but in no event later than two Business Days after receipt) such Collections. Further, on or before the related Purchase Date for any Purchased Collateral Debt Obligation, the Seller shall instruct the applicable Obligors or payment agents for the Purchased Collateral Debt Obligations to make payments in respect of such Purchased Collateral Debt Obligations to the Collection Account.

(e)  Merger; Sales. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or, subject to Section 9.13, be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(f)  Separate Existence. The Seller shall take all actions required to maintain the Buyer’s status as a separate legal entity, including, without limitation, (i) not holding the Buyer out to third parties as an entity other than an entity with assets and liabilities distinct from the Seller and the Seller’s Affiliates; (ii) not holding itself out to be responsible for any Indebtedness or other liability of the Buyer or, other than by reason of owning equity interests of the Buyer, for any decisions or actions relating to the Buyer; (iii) preparing separate financial statements for the Buyer; (iv) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and the Buyer’s respective constituent documents are duly and validly taken; (v) keeping correct and complete records and books of account and minutes; and (vi) not acting in any manner that could foreseeably mislead others with respect to the Buyer’s separate identity. In addition to the foregoing, the Seller shall take the following actions:

(i)  The Seller shall maintain corporate records, books of account, deposit accounts, and accounts separate from those of the Buyer.

(ii)  The Seller shall maintain a principal executive office and administrative office through which its business is conducted separate from those of the Buyer. To the extent that the Seller and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(iii)  The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records.

(iv)  The Seller shall ensure that all material transactions between the Seller and the Buyer shall be only on an arm’s-length basis.

(v)  The Seller shall keep its assets and its liabilities wholly separate from those of the Buyer.

(vi)  The Seller shall not mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that the Seller is liable or responsible for any Indebtedness of the Buyer or that the assets of the Seller are available to pay the creditors of the Buyer.

(vii)  The Seller shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of the Buyer.

(viii)  The Seller shall at all times limit its transactions with the Buyer only to those expressly permitted under this Agreement, the Buyer’s limited liability company agreement or any Sale Document.

(ix)  The Seller shall take or refrain from taking, as applicable, each of the activities specified or assumed in the DPW Opinion, upon which the conclusions expressed therein are based.

(x)  The Seller shall ensure that, to the extent that it shares the same persons as officers or other employees as the Buyer, the salaries of and the expenses related to providing benefits to such officers or employees shall be fairly allocated among the two entities, and each entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(xi)  The Seller shall ensure that, to the extent that it jointly contracts with the Buyer to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Borrower contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(g)  Change of Name or Jurisdiction of Seller; Records. The Seller (a) shall not change its name or jurisdiction of incorporation, without 30 days’ prior written notice to the Buyer and the Administrative Agent; and (b) shall not move the location of Collateral Debt Obligation Files from the locations thereof on the applicable Purchase Date (except as permitted pursuant to the Credit Agreement), without 30 days’ prior written notice to the Buyer and the Administrative Agent.

(h)  ERISA Matters. The Seller will not, if individually or in the aggregate, the following could reasonably be expected to have a Material Adverse Effect (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA that represents a material risk of a liability of the Seller under ERISA or the Code.

(i)  Extension or Amendment of Purchased Collateral Debt Obligations. The Seller will not extend, amend or otherwise modify, the terms of any Purchased Collateral Debt Obligation in a manner inconsistent with the Borrower’s obligations to its assignees pursuant to the Credit Agreement.

~~(j)~~  Reporting. The Seller will maintain, for itself and each of its Affiliates, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and the Managing Agents:

(i) Annual Reporting. Within 120 days after the close of each of the Seller’s fiscal years, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of the Seller as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Seller in accordance with GAAP.

(ii) Quarterly Reporting. Within 60 days after the close of the first three (3)  quarterly periods of each of the Seller’s fiscal years, balance sheets of the Seller as at the  close of each such period and statements of income and retained earnings and a statement  of cash flows for the Seller for the period from the beginning of such fiscal year to the  end of such quarter, all certified by a Responsible Officer of the Seller as fairly  presenting in all material respects the financial condition, results of operations and cash  flows of the Seller in accordance with GAAP.

(k)  Subordination Events. The Seller will not engage or permit any Affiliate to engage in any activities relating to any Obligor and/or with respect to any Purchased Collateral Debt Obligation that would subject a Purchased Collateral Debt Obligation to the risk of (i) equitable subordination under Section 510(c) of the Bankruptcy Code, or (ii) recharacterization as an equity security under Section 105(a) of the Bankruptcy Code or otherwise, as a result of the conduct of the Seller, the Servicer, the Investment Manager, the Buyer or any of their respective Affiliates.

(l)  Ratings. The Seller will ensure that each Originator Collateral Debt Obligation shall have as of its Purchase Date a Moody’s Rating; provided, that if any Originator Collateral Debt Obligation does not have a Moody’s Assigned Rating or an assigned Moody’s Shadow Rating as of its Purchase Date, the Seller shall take any reasonable action requested by the Buyer (or the Servicer, on its behalf) with regards to the application or any re-application for a Moody’s Rating or a Moody’s Shadow Rating (as the Buyer or the Servicer, on its behalf, deems appropriate in its reasonable judgment), and shall pay any costs associated with such application or re-application, as the case may be.

(m)  Change in Payment Instructions to Obligor. The Seller shall not make any change in its instructions to the Obligors or payment agents regarding payments on Purchased Collateral

Debt Obligations to be made to the Collection Account, unless the Administrative Agent shall have given its prior written consent to such change.

ARTICLE VI
REPURCHASE OF ORIGINATOR COLLATERAL DEBT OBLIGATIONS

Section 6.1 Mandatory Repurchase of Ineligible Collateral Debt Obligations.

(a) In the event of a breach of any representation or warranty set forth in Section 4.1 with respect to a Purchased Collateral Debt Obligation (each such Purchased Collateral Debt Obligation, an “Ineligible Collateral Debt Obligation”), no later than 10 days after the earlier of (i) knowledge of such breach on the part of the Seller and (ii) receipt by the Seller of written notice thereof given by the Buyer, the Seller shall either (a) repurchase each such Ineligible Collateral Debt Obligation, or (b) substitute for such Ineligible Collateral Debt Obligation a Substitute Collateral Debt Obligation; provided, however, that no such repurchase shall be required to be made with respect to such Ineligible Collateral Debt Obligation (and such Purchased Collateral Debt Obligation shall cease to be an Ineligible Collateral Debt Obligation) if, on or before the expiration of such 10-day period, the representations and warranties in Section 4.1 with respect to such Ineligible Collateral Debt Obligation shall be made true and correct in all material respects with respect to such Ineligible Collateral Debt Obligation as if such Ineligible Collateral Debt Obligation had been transferred to the Buyer on such day.

(b) Upon the Buyer’s receipt of the Repurchase Price or a Substitute Collateral Debt Obligation, as applicable, for an Ineligible Collateral Debt Obligation, the Buyer shall automatically and without further action be deemed to transfer, assign and set-over to the Seller all the right, title and interest of the Buyer in, to and under such Ineligible Collateral Debt Obligation and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Ineligible Collateral Debt Obligation, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement or the Credit Agreement, all of the Buyer’s right, title and interest in such Ineligible Collateral Debt Obligation.

(c) The Buyer shall, at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of such Ineligible Collateral Debt Obligation pursuant to this Section 6.1.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.1 Conditions to the Buyer’s Obligations Regarding Originator Collateral Debt Obligations.

The obligations of the Buyer to purchase Originator Collateral Debt Obligations from the Seller on the Purchase Date shall be subject to the satisfaction of the following conditions:

(a)  all representations and warranties of the Seller contained in Section 4.1 shall be true and correct in all material respects on and as of such day as though made on and as of such date;

(b)  on and as of such day, the Seller shall have performed all obligations required to be performed by it on or prior to such day pursuant to the provisions of this Agreement;

(c)  no event has occurred and is continuing, or would result from such purchase that constitutes an Amortization Event, a Default or an Event of Default; and

(d)  no law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such purchase by the Buyer in accordance with the provisions hereof.

ARTICLE VIII
TERM AND TERMINATION

Section 8.1 Termination.

This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the occurrence of the Collection Date pursuant to the Credit Agreement; provided, however, that the termination of this Agreement pursuant to this Section 8.1 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Amendment.

This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Buyer shall provide not less than ten (10) Business Days prior written notice of any such amendment to the Administrative Agent.

Section 9.2 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 9.3 Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

(a)  In the case of notice to the Buyer, to:

GSC INVESTMENT FUNDING II LLC
12 East 49th Street, Suite 3200

New York, New York 10017
Attention: General Counsel
Facsimile No.: (212) 884-6184
Confirmation No.: (212) 884-6200

(b)  In the case of notice to the Seller, to:

GSC INVESTMENT CORP.
12 East 49th Street, Suite 3200

New York, New York 10017
Attention: Thomas V. Inglesby, CEO
Facsimile No.: (212) 884-6184
Confirmation No.: (212) 884-6200

(c)  In the case of notice to the Administrative Agent, to:

DEUTSCHE BANK AG, NEW YORK BRANCH
60 Wall Street, 18th Floor

New York, New York 10005
Attention: Tina Gu
Facsimile No.: (212) 250-0357
Confirmation No.: (212) 797-5150

Section 9.4 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the Sale Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and the Sale Documents and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the Sale Documents.

Section 9.5 Assignment.

(a)  Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 9.5. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Administrative Agent as agent for the Secured Parties under the Credit Agreement as provided in the Credit Agreement, to which assignment the Seller hereby expressly consents. The Seller agrees that the Administrative Agent, as agent for the Secured Parties under the Credit Agreement, shall be a third party beneficiary hereof. The Administrative Agent as agent for the Secured Parties under the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder following a Default or an Event of Default and as provided in of the Credit Agreement. This Agreement may not be assigned by the Seller except in connection with a merger or consolidation of the Seller with or into, or disposition of the Seller’s properties and assets to, another Person, provided, however, that any such merger, consolidation or disposition shall satisfy the requirements of Section 9.13.

(b)  In connection with any permitted assignment of this Agreement by the Seller, the Seller shall deliver to the Buyer and the Administrative Agent an Officer’s Certificate that such assignment complies with this Section 9.5, and shall cause such assignee to execute an agreement supplemental hereto, in form and substance satisfactory to the Seller, pursuant to which such assignee shall expressly assume and agree to the performance of every covenant and obligation of the Seller hereunder, to provide for the delivery of an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to such assignee, and to take such other actions and execute such other instruments as may reasonably be required to effectuate such assignment.

Section 9.6 Further Assurances.

(a)  The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Sale Documents, including, without limitation, the execution of any financing statements, continuation statements, termination statements, releases or equivalent documents relating to the Purchased Collateral Debt Obligations for filing under the provisions of the UCC or other applicable laws of any applicable jurisdiction.

(b)  If the Seller fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.14. The Seller irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(s)-in-fact, to act on its behalf (i) to authorize on its behalf as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Purchased Collateral Debt Obligations and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Collateral Debt Obligations as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Purchased Collateral Debt Obligations. This appointment is coupled with an interest and is irrevocable.

Section 9.7 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 9.8 Counterparts.

This Agreement may be executed in two or more counterparts including facsimile transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.9 Binding Effect; Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and the obligations thereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. Any permitted assigns of the Buyer shall be third-party beneficiaries of this Agreement.

Section 9.10 Merger and Integration.

Except as specifically stated otherwise herein, this Agreement, together with the Credit Agreement and the other Transaction Documents, to the extent that a party is a signatory thereto, sets forth the entire understanding of the parties relating to the subject matter hereof, there are no other agreements between the parties for transactions relating to or similar to the transactions contemplated by this Agreement, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.11 Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.12 Schedules and Exhibits.

The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.13 Merger, Consolidation or Assumption of Obligations of the Seller.

The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)  the Person formed by such consolidation or into which the Seller is merged or the Person that acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer, in form satisfactory to the Buyer and the Administrative Agent, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

(ii)  the Seller shall have delivered to the Buyer and the Administrative Agent an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 9.13 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia.

Section 9.14 Taxes.

The Seller shall pay on demand any and all stamp, sales, excise and other taxes (excluding income and franchise taxes of the Buyer) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any agreement or other document delivered in connection with this Agreement.

Section 9.15 Indemnities by Seller

(a)  Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify the Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, taxes, liabilities and related costs and expenses, including reasonable attorneys’ fees (which attorneys may be employees of the Buyer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Buyer of the Originator Collateral Debt Obligations, excluding, however:

(i) Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Originator Collateral Debt Obligations that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of Buyer to the Seller for amounts otherwise specifically provided to be paid by the Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

(i) any Originator Collateral Debt Obligation treated as or represented by the Seller to be an Eligible Collateral Debt Obligation that is not at the applicable time an Eligible Collateral Debt Obligation;

(i)  any representation or warranty made or deemed made by the Seller or any of its officers under or in connection with this Agreement, any other Sale Document or any other information or report delivered by the Seller pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)  the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Originator Collateral Debt Obligation or the Collateral Debt Obligation Documents related thereto, or the nonconformity of any Originator Collateral Debt Obligation, the Related Property or the Collateral Debt Obligation Documents related thereto with any such Applicable Law, or any failure by the Seller to perform its duties, express or implied, with respect to any Originator Collateral Debt Obligation;

(iii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Originator Collateral Debt Obligation (including, without limitation, a defense based on such Originator Collateral Debt Obligation or the Collateral Debt Obligation Documents related thereto not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(iv) any failure of Seller to perform its duties or obligations under the Originator Collateral Debt Obligations or in accordance with the provisions of this Agreement or any other Sale Document;

(v) any investigation, litigation or proceeding related to or arising from this Agreement or any other Sale Document, the transactions contemplated hereby, the use of the proceeds of a purchase hereunder, the ownership of the Originator Collateral Debt Obligations or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vi) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, any Originator Collateral Debt Obligation, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(vii) the failure of the Seller to or any of its agents or representatives to remit to the Buyer or its assignees, Collections remitted to the Seller or any such agent or representative in accordance with the terms hereof or the commingling by the Seller of any Collections;

(viii) any action or omission by the Seller which causes the occurrence of a Subordination Event;

(ix) any action or omission by Seller which reduces or impairs the rights of Buyer with respect to any Originator Collateral Debt Obligation or the value of any such Originator Collateral Debt Obligation; and

(x) any attempt by any Person to void the purchases made hereunder under statutory provisions or common law or equitable action.

(i)       (b) If for any reason the indemnification provided above in this Section 9.15 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(b)  The obligations of the Seller under this Section 9.15 shall survive the removal of the Administrative Agent or any Managing Agent and the termination of this Agreement.

Section 9.16 No Petition.

From the date hereof to and until the date which is one year and one day following the date on which all amounts due with respect to any indebtedness of the Purchaser shall have been paid in full in cash, the Seller shall not, directly or indirectly, institute or cause to be instituted against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law or cooperate with or encourage any other Person to take such action; provided, that the foregoing shall not in any way limit the Seller’s right to pursue any other creditor rights or remedies that the Seller may have under applicable law. The Seller agrees that any amounts payable by the Purchaser hereunder shall be payable solely to the extent that the Purchaser has funds available to make such payments in accordance with its organizational documents and the Transaction Documents. The provisions of this Section 9.16 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GSC INVESTMENT FUNDING II LLC

By:	/s/ Thomas V. Inglesby

	Name:	Thomas V. Inglesby
	Title:	President

GSC INVESTMENT CORP.

By:	/s/ Thomas V. Inglesby

	Name:	Thomas V. Inglesby
	Title:	Chief Executive Officer

[Purchase and Sale Agreement]

SCHEDULE I

SCHEDULE OF COLLATERAL DEBT OBLIGATIONS

SCHEDULE II

TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAMES;
LOCATION OF RECORDS

Prior Name: GSC Investment LLC

Location of Records:

300 Campus Drive, Suite 110
Florham Park, NJ 07932-1039

Principal Executive Offices:

12 East 49th Street, Suite 3200

New York, New York 10017

EXHIBIT A

FORM OF ASSIGNMENT

ASSIGNMENT, dated as of ____________, from GSC INVESTMENT CORP., a Maryland corporation (the “Seller”), to GSC INVESTMENT FUNDING II LLC, a Delaware limited liability company (the “Buyer”).

1.  We refer to the Purchase and Sale Agreement, dated as of May 1, 2007 (as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Buyer. All capitalized terms used herein shall have the meanings set forth in the Agreement.

2.  The Seller does hereby convey, set over and assign to the Buyer, without recourse, all of the Seller’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Seller now has or hereafter acquires an interest and wherever the same may be located:

(i)  the Originator Collateral Debt Obligations identified on the applicable Schedule of Collateral Debt Obligations delivered by the Seller to the Buyer at least one (1) Business Day before the requested Purchase Date, together with all monies due or to become due in payment of such Originator Collateral Debt Obligations on and after such Purchase Date;

(ii)  the Related Property securing such Originator Collateral Debt Obligations, including all proceeds from any sale or other disposition of such Related Property;

(iii)  the Collateral Debt Obligation Documents related to such Originator Collateral Debt Obligations;

(iv)  all Supplemental Interests related to such Originator Collateral Debt Obligations;

(v)  all Collections and all other payments made or to be made in the future with respect to such Originator Collateral Debt Obligations or by the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Originator Collateral Debt Obligations; and

(vi)  all income and proceeds of the foregoing.

3.  Simultaneously with the execution and delivery hereof the Seller has delivered to or at the direction of the Buyer such endorsements and assignments, made without recourse, of the Collateral Debt Obligation Files as are necessary to properly complete the absolute assignment of the Originator Collateral Debt Obligations to the Buyer.

4.  THIS CERTIFICATE OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

IN WITNESS WHEREOF, the Seller has caused this Assignment to be executed by its authorized officer as of the date first above written.

GSC INVESTMENT CORP.

By:
Name:
Title: